UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 2, 2023

ACME UNITED CORPORATION

(Exact name of registrant as specified in its charter)

Connecticut	001-07698	06-0236700
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)
1 Waterview Dr, Shelton, Connecticut		06484
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 254-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value per share	ACU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

See the disclosure in Item 2.01 below, “Completion of Acquisition or Disposition of Assets” which is incorporated by reference herein.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On November 1, 2023, Acme United Corporation (the “Company”) entered into an Asset Purchase Agreement to sell the assets of its Camillus Cutlery and Cuda business lines to GSM Holdings, Inc. Below is a summary of the terms of such transaction.

The sections below describe selected provisions of the Asset Purchase Agreement and certain ancillary documents but do not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement and the related ancillary documents, copies of which are attached hereto as Exhibits 2.1 and 2.2. Unless otherwise defined herein, the capitalized terms used below are defined in the Asset Purchase Agreement.

Asset Purchase Agreement

On November 1, 2023, the Company, a Connecticut Corporation entered into an Asset Purchase Agreement (“Asset Purchase Agreement”) with GSM Holdings, Inc., a Delaware Corporation (the “Purchaser”) pursuant to which the Company would sell all of the assets of its Camillus Business and its Cuda Business (the “Transaction”). The Closing of the Transaction also occurred on November 1, 2023.

Purchase Price

The Purchase Price for the Camillus Business and Cuda Business (collectively, the “Business”) is Nineteen Million Seven Hundred Seventy Three Thousand Dollars ($19,773,000), as determined in accordance with Sections 3(a) and 3(c)(i) of the Asset Purchase Agreement. At Closing, the Purchaser paid Eighteen Million Two Hundred Seventy Three Thousand Dollars ($18,273,000) to the Company; the balance of the Purchase Price is subject to a twelve-month holdback of One Million Five Hundred Thousand Dollars ($1,500,000) as a non-exclusive source of recovery primarily to satisfy indemnification claims pursuant to Section 7 of the Asset Purchase Agreement.

Representations and Warranties

The Asset Purchase Agreement contains customary representations and warranties by each of the Company and the Purchaser. Certain of the representations are subject to specified exceptions and qualifications contained in the Asset Purchase Agreement or in information provided pursuant to certain disclosure schedules to the Asset Purchase Agreement.

Post-Closing Covenants of the Parties

The Asset Purchase Agreement provides for certain covenants of the parties after the Closing of the Transaction including : (a) both parties have certain confidentiality obligations, (b) both parties have non-disparagement obligations, (c) the Company has agreed not to compete with the Business for a period of four years after Closing, (d) the Company has agreed, for a period of four years after Closing, not to hire any employees or independent contractors of the Purchaser who previously were employees or independent contractors of the Business or solicit, induce, attempt to solicit or attempt to induce any such persons leave the employ of Purchaser or any of its Affiliates or otherwise interfere in the relationship between Purchaser and such person, and (e) the Company has agreed, for a period of four years after Closing, not to solicit any customer, supplier, licensee or other business relation of the Business to cease or materially reduce doing business with the Purchaser or any of its Affiliates or in any way interfere or attempt to interfere with the relationship any such person with the Business.

Indemnification

Under the Asset Purchase Agreement the parties have certain indemnification obligations with respect to each other. The representations and warranties of the Company and the Purchaser contained in the Asset Purchase Agreement will survive the Closing Date for a period of twelve (12) months except that Seller’s Fundamental Representations will survive the Closing Date until the expiration of the applicable statute of limitations plus sixty (60) days and certain fundamental representations of Purchaser will survive the Closing Date until the expiration of the applicable statute of limitations. The indemnification obligations under Section 7(a)(ii) (breach of representations and warranties) are subject to a deductible of $75,000 and, other than with respect to fraud of a breach of Seller’s Fundamental Representation, an aggregate cap of $2,000,000.

Related Agreements

Set forth below is a description of selected provisions of certain ancillary documents in the Transaction.

Transition Services Agreement

Upon the Closing of the Transaction, the parties also entered into a Transition Services Agreement, dated November 1, 2023, pursuant to which the Company has agreed to provide, in connection with the transfer of the Business to the Purchaser, certain operational services, knowledge transfer support, and documentation support to the Purchaser for a period of two months after the Closing of the Transaction. The Company will be entitled to receive reimbursement for costs incurred in connection with providing such services.

License Agreement

In connection with the Closing of the Transaction, pursuant to the terms of a License Agreement, dated November 1, 2023, entered into between the parties, the Company has provided a royalty free, perpetual, non-exclusive license to certain patents held by the Company that are used in the Business.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description
2.1	Asset Purchase Agreement dated November 1, 2023 by and between Acme United Corporation and GSM Holdings, Inc.
2.2	Non-Exclusive Patent License Agreement dated November 1, 2023 by and between Good Sportsman Marketing L.L.C. (a subsidiary of GSM Holding, Inc.
99.1	Press release dated November 1, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACME UNITED CORPORATION

By	/s/ Walter C. Johnsen
Walter C. Johnsen
Chairman and
Chief Executive Officer

Dated: November 2, 2023

By	/s/ Paul G. Driscoll
Paul G. Driscoll
Vice President and
Chief Financial Officer

Dated: November 2, 2023